POS DEVICE CONSULTING AGREEMENT
                         -------------------------------

This Consulting Agreement is made on this 11th day of September 2003.

                                     BETWEEN

Raymond Ng Pan Hing, a Consultant having his mailing address at 3 Egret St., Flamingo Vlei, Table View 7441, Cape Town, South Africa; Derek Smith, a Consultant having his mailing address at M.POS (HK) Limited, 706 Central Plaza, 18 Harbour Road, Wanchai, Hong Kong; Victor Angel, a Consultant having his mailing address at 4627 Barington Ct., Bonita, CA 91902; and Ruben Garduno, a Consultant having his address at PO Box 66, Cascade, CO 80809. The above listed Consultants shall be referred to collectively hereafter as "Consultants" or individually as "Consultant".

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANTS provide technology development services, business development services, and engineering services for businesses and professionals in the IT and financial services sector, specifically the point of sale (POS) device market; and,

         WHEREAS, Company wishes to engage the services of CONSULTANTS;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement commences on September 11th, 2003 and will be effective until September 11, 2004, as per the terms listed herein. Thereafter it shall be reviewed for further extension on mutually agreeable terms.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. (priced at today's bid of $0.010). The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING


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This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of Colorado, USA.

TERMINATION

If this agreement is terminated previous to September 11, 2004, the CONSULTANT shall keep one twelfth (1/12) of the shares received as payment for every month CONSULTANT was retained.


ACCEPTED

For CONSULTANT                                 For Maximum Dynamics
-----------------------------                  --------------------

BY: /s/ Raymond Ng Pan Hing                    BY: /s/ Joshua Wolcott
   --------------------------                     ----------------------------
   Raymond Ng Pan Hing                            Joshua Wolcott

DATE: Septermber 11, 2003                      DATE: September 11, 2003
     ------------------------                       --------------------------


BY: /s/ Derek Smith
   --------------------------
   Derek Smith

DATE: September 11, 2003
    -------------------------


BY: /s/ Victor Angel
   --------------------------
   Victor Angel

DATE: September 11, 2003
     ------------------------


BY: /s/ Ruben Garduno
   --------------------------
   Ruben Garduno

DATE: September 11, 2003
    -------------------------


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                                    EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

Consultant                  Services                                         Fees           Shares
----------                  --------                                         ----           ------
Raymond Ng Pan Hing         Business development for POS devices             US$500         50,000

Derek Smith                 technology development for POS devices           US$500         50,000

Victor Angel                Business development for POS devices             US$500         50,000

Ruben Garduno               Business development for POS devices             US$500         50,000



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